UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 2007

SUPPLEMENT TO PROXY STATEMENT

Dear Shareholder:

USANA Health Sciences, Inc. (the “Company”) has previously mailed to each of the Company’s shareholders a Notice of Annual Meeting of Shareholders and related Proxy Statement, dated March 13, 2007 (the “Proxy Statement”), with respect to the Company’s Annual Meeting of Shareholders to be held on April 18, 2007 (the “Meeting”).  One of the proposals to be presented to shareholders at the Meeting is to elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify.

On March 30, 2007, subsequent to the mailing of the Proxy Statement, Mr. Denis E. Waitley, Ph.D., one of the five nominees for election to the Company’s Board of Directors at the Meeting, withdrew his nomination for reelection to the Board, and announced his intention to retire from the Board effective April 17, 2007.  The withdrawal of Mr. Waitley’s nomination was announced by press release and a Current Report of the Company on Form 8-K.

As previously disclosed in the Proxy Statement, if a nominee becomes unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event any shares voted for the withdrawing nominee would be voted for such substitute nominee.  Currently, the Board does not plan to substitute another person for Mr. Waitley as a nominee at the Meeting.  If you have already voted your shares for the nominees listed in the Proxy Statement, your votes will be cast as indicated with respect to all the nominees except Mr. Waitley.  Votes received with respect to Mr. Waitley will not be counted.  You may revoke your proxy at any time before the Meeting by:  (i) notifying the Company in writing at 3838 West Parkway Boulevard, Salt Lake City, Utah 84120; (ii) submitting a later signed Proxy Card; or (iii) voting your shares in person at the Meeting.  You may request a new Proxy Card by calling (801) 954-7100.  If your shares are held in the name of your broker, you will have to make arrangements with your broker to revoke any previous voting instructions.

THE DATE OF THIS SUPPLEMENT IS APRIL 5, 2007

By Order of the Board of Directors

/s/ Gilbert A. Fuller

Gilbert A. Fuller, Corporate Secretary